SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): June 12, 1997
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
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             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
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     (State or other jurisdiction of             (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
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     (Address of Principal Executive                (Zip Code)
     Offices)


              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833


                               NOT APPLICABLE
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     (Former name, former address, and formal fiscal year, if changed since last report)




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                             ITEM 5:  OTHER EVENTS
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On June 12, 1997, La Teko Resources Ltd. (the "Company") announced  the appointment of Mr. Stuart Havenstrite to its board of directors. Mr. Havenstrite is a certified professional geologist with over 40 years of experience in mineral and petroleum exploration and development. He is currently president of HMS Management Services, a geological consulting service specializing in mineral exploration, project evaluation, and acquisition. He is the former president and chief operating officer of Alta Gold Co. and executive vice president and general manager of Silver King Mines, Inc.

As former project manager of the 300,000 foot drilling program on the Company's Ryan Lode project during its exploration phase from 1991 to 1995, Mr. Havenstrite brings a wealth of knowledge to the Company during a time when it is evaluating development options for this gold deposit.
He was also involved as a consultant when the Company acquired the True North Property and assisted in the Company's exploration efforts at True North. The Company believes that Mr. Havenstrite's knowledge of the mining industry will be of significant value as it advances its Alaskan project portfolio and pursues new acquisition opportunities.

La Teko Resources Ltd. Is a gold exploration company active in the Fairbanks Mining District of Alaska. The Company holds two projects in the advanced exploration to development stage, the True North Property under option to Newmont Exploration Limited, and its 100% owned Ryan Lode project, as well as several early stage exploration projects.

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                                   SIGNATURES
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Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated:  June 19, 1997                     By /s/ Gerald G. Carlson, President










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